Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sharecare, Inc. 2024 Inducement Plan and the Sharecare, Inc. 2021 Omnibus Incentive Plan of our report dated March 29, 2024, with respect to the consolidated financial statements of Sharecare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 9, 2024